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                                                                   EXHIBIT 10.72


                            ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT, dated as of April 19, 2002 (the "Agreement"), by and among Vertex Interactive, Inc., a New Jersey corporation (the "Company"). Renaissance Software Inc., a Delaware corporation and wholly-owned subsidiary of Company ("Renaissance") (the Company and Renaissance shall be collectively referred to herein as the "Sellers"), and Pitney Bowes Inc., a Delaware corporation ("Buyer").

          WHEREAS, the Sellers own all right, title and interest in and to the TMS Assets (as defined below); and

          WHEREAS, the Buyer desires to purchase and acquire the TMS Assets free and clear of any Liens (as defined herein), in the manner set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          "Access Capital" means Access Capital, Inc. and all of its Affiliates that are parties to financing agreements with the Sellers.

          "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "Buyer" has the meaning set forth in the Preamble of this Agreement.

          "Buyer Claim" and "Buyer Claims" have the meanings set forth in Section, 8.1 of this Agreement.

          "Buyer Indemnified Party" has the meaning set forth in Section 9.1 of this Agreement.


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          "Cash Amount" has the meaning set forth in Section 2.5 of this
Agreement.

          "Claim" and "Claims" have the meanings set forth in Section 4.5 of this Agreement.

          "Closing Date" has the meaning set forth in Section 3.1 of this Agreement.

          "Closing" has the meaning set forth in Section 3.1 of this Agreement.

          "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Company" has the meaning set forth in the Preamble to this Agreement.

          "Condition of the Sellers" has the meaning set forth in Section 4.2 of this Agreement.

          "Consideration" has the meaning set forth in Section 2.5 of this Agreement.

          "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Copyrights" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "GAAP" means United States generally accepted accounting principles in effect from time to time.

          "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Indemnified Party" has the meaning set forth in Section 9.2 of the Agreement.

          "Indemnifying Party" has the meaning set forth in Section 9.3 of the Agreement.


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          "Intellectual Property" has the meaning set forth in Section 4.13 of this Agreement.

          "Internet Assets" means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

          "Knowledge" means the knowledge of Buyer or the Company, as the case may be, or its respective Subsidiaries after due inquiry.

          "Laurus" means Laurus Master Fund, Ltd. and all of its Affiliates that are parties to financing arrangements with the Sellers.

          "Liabilities" has the meaning set forth in Section 4.12 of this Agreement.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, license, assignment, encumbrance, lien (statutory or other) or preference, priority, restriction on use right or other security interest or preferential arrangement of any kind or nature whatsoever.

          "Losses" has the meaning set forth in Section 9.1 of this Agreement.

          "MidMark Investments" shall mean MidMark Investments, Inc., a New Jersey corporation and all of its Affiliates that are parties to financing arrangements with the Sellers.

          "Note" means the Promissory Note issued by the Company to Buyer on February 1, 2002 with a principal amount of $1,000,000.

          "Orders" has the meaning set forth in Section 4.2 of this Agreement.

          "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

          "PB Release" has the meaning set forth in Section 3.1 of this Agreement.

          "Permits" has the meaning set forth in Section 4.7(b) of this Agreement.

          "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Releases" means, collectively, the PB Release and the Sellers
Release.


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          "Renaissance" has the meaning set forth in the preamble to this
Agreement.

          "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

          "Reseller Agreement" means the Authorized Marketing Program Reseller Agreement made on February 7, 2001, as supplemented, among the Buyer and the Sellers.

          "SEC Reports" has the meaning set forth in Section 4.9(a) of this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "Sellers" has the meaning set forth in the Preamble of this Agreement.

          "Sellers Claim" and "Sellers Claims" have the meaning set forth in
Section 8.2 of this Agreement.

          "Sellers Indemnified Party" has the meaning set forth in Section 9.2 of this Agreement.

          "Sellers Release" has the meaning set forth in Section 3.1 of this Agreement.

          "Services Agreement" has the meaning set forth in Section 6.5 of this Agreement.

          "Software" means computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate or run pricing models, formulas and algorithms.

          "Subsidiaries" means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person.

          "Tax" or "Taxes" means any federal, state, local, foreign and other taxes, charges, fees, levies or other assessments, however designated, (including, without limitation, income, profits, gains, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, license, occupancy, gross receipts, franchise, ad valorem, severance, capital levy,


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production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, social security, stamp, registration, documentation and environmental taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, imposed by any federal, state, local or foreign government.

          "Tax Returns" means all reports, estimates, information returns, statements and other documents (including any related or supporting information) filed or required to be filed with any Tax authority in connection with the determination, assessment, collection, or administration of any Taxes.

          "TMS Assets" has the meaning set forth on Schedule 2.1(b) of this Agreement.

          "TMS Contracts" has the meaning set forth in Section 4.6 of this Agreement.

          "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

          "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, slogans, corporate names, domain names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

          "Transaction Documents" means, collectively, this Agreement, the Releases and the Instrument of Assignment and Assumption.

                                   ARTICLE II

                         SALE OF ASSETS; PURCHASE PRICE

          2.1 Purchase and Sale of the TMS Assets and License of Related Intellectual Property.

               (a) Subject to the terms and conditions of this Agreement, at the Closing, the Sellers agree to sell, assign, transfer, convey and deliver to the Buyer, and the Buyer agrees to purchase and accept from the Sellers, all of the right, title and interest of the Sellers, to the TMS Assets free and clear of all Liens.

               (b) In consideration for the payments to be made pursuant to
Section 2.5, the Sellers hereby grant to Buyer, a royalty-free, fully paid, world-wide, perpetual, irrevocable, transferable license (i) with respect to any Trade Secrets and any Intellectual Property which is not a part of the TMS Assets or cannot be transferred


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pursuant to this Agreement and is necessary or appropriate to use, maintain, modify, resell or otherwise enjoy the full economic benefit of the TMS Assets and (ii) to use the trademarks "Powered by Rensoft" and "Powered by Vertex" in connection with its marketing, distribution and sale of services and products to any Person for a period beginning on the Closing Date and ending twelve (12) months after the Closing Date, provided, however, that the Buyer will use commercially reasonable efforts to stop using the trademarks "Powered by Rensoft" and "Powered by Vertex" prior to the end of such period. The Sellers shall execute and deliver such instruments and take other such action as may be reasonably required and requested by Buyer to carry out the license made pursuant to this Section.

          2.2 No Assumed Liabilities.

          The Buyer shall not assume any liabilities or obligations of the Sellers whether, arising from or related to the TMS Assets or otherwise, whether such liabilities or obligations are matured or unmatured, absolute or contingent, accrued, liquidated or unliquidated, and whether or not required to be disclosed on a balance sheet prepared in accordance with GAAP.

          2.3 Conveyance. At the Closing, the conveyance, transfer and assignment of the TMS Assets by the Sellers to the Buyer shall be effected by the delivery by the Sellers to the Buyer and by the Buyer to the Sellers of:

               (a) a duly executed Instrument of Assignment and Assumption in the form attached hereto as Exhibit A; and

               (b) such other good and sufficient duly executed instruments of conveyance, transfer, assignment and assumption as shall be necessary to vest in the Buyer all of the right, title and interest of the Sellers in the TMS Assets.

          2.4 Further Assurances. Subsequent to the date hereof, each party hereto shall, from time to time, at the request of any other party and without further cost or expense to the party making the request, execute and deliver (and, if appropriate, file) or cause to be executed and delivered (and, if appropriate, filed) such other instruments of conveyance and transfer as any other party may reasonably request, and continue to use the reasonable efforts to obtain any consents, approvals, authorizations and waivers necessary in order to more effectively consummate the transactions contemplated herein.

          2.5 Purchase Price. Subject to the terms and conditions herein set forth, at the Closing, in consideration for the transfer to the Buyer of the TMS Assets, the Buyer will pay the Company a total consideration of $1,658,055 (the "Consideration"), consisting of:

                    (i) $500,000 in cash (the "Cash Amount"); and

                    (ii) $1,158,055 representing the entire principal amount of the Note, plus all accrued but unpaid interest and fees payable pursuant to the Note as of the date hereof.


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          2.6 Adjustments to Cash Amount. At Closing, the Cash Amount shall be payable by the Buyer in the manner specified in Section 3.1 of this Agreement and shall be adjusted at Closing as follows: (i) $278,137, representing the amounts due and owing by the Company to the Buyer on the date hereof pursuant to the Services Agreement dated February 7, 2001 between Renaissance and the Buyer shall be subtracted from the Cash Amount, and (ii) $173,823 representing all of the amounts payable by the Buyer to the Company for certain items (including consulting services) related to products marketed as "eWMS" and related to other matters, as evidenced, in part, by the invoices specified on Schedule 2.6 hereto, shall be added to the Cash Amount.

          2.7 Allocation of Purchase Price. As soon as practicable after the Closing Date, and in any event within sixty (60) days of such date, Buyer shall prepare and submit to the Sellers a computation of the allocation of the purchase price among the TMS Assets. The Sellers shall have full opportunity to review such allocation for twenty (20) days after receipt of such allocation from Buyer. The Sellers may dispute any items in the allocation. Unless the Sellers deliver notice to Buyer on or prior to the 20th day after receipt by the Sellers of the allocation specifying any dispute with the allocation, the Sellers shall be deemed to have accepted and agreed to the allocation, and the allocation shall be final. If the Sellers so notify Buyer of any objection to the allocation, the Sellers and Buyer shall, during the twenty (20) day period following such notice of dispute, attempt to resolve their differences and any resolution by them as to any disputed items shall be final, conclusive and binding on the parties. If at the end of the resolution period there remain any disputed items, then all such remaining disputed items shall be submitted to an independent third party mutually acceptable to both parties for resolution. Such independent party shall resolve any disputed items within twenty (20) days of its appointment thereby and resolution by such independent party shall be conclusive, binding and final on the parties hereto. For purposes of determining Buyer's basis in the TMS Assets and gain or loss recognized by the Sellers with respect to the sale of the TMS Assets to Buyer, Buyer and the Sellers covenant and agree that the aggregate purchase price shall be allocated by them among the TMS Assets consistent with the allocation, and the parties further agree that they shall file all Tax Returns and related forms (including, without limitation, Form 8594) in accordance with the final allocation and shall not make any inconsistent written statement or take any inconsistent position on any Tax Returns, in any refund claims, or during the course of any Internal Revenue Service or other Tax audit.

                                   ARTICLE III

                                     CLOSING

          3.1 Closing. The closing of the sale and the transfer of the TMS Assets (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on the date hereof, or at such other time, place and date that the parties may agree in writing (the "Closing Date"). On the Closing Date: (a) the Sellers and the Buyer shall execute and deliver the Assignment and Assumption Agreement and (b) the Buyer shall (i) deliver, by wire transfer an aggregate amount of


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cash equal to $628,525, which represents the Cash Amount, as adjusted pursuant to Section 2.6 of this Agreement, and all of the amounts due Sellers from the Buyer which were assigned by the Sellers to either or both of Laurus and Access, including the full satisfaction for the invoices specified on Schedule 3.1 being satisfied by the Buyer that were previously assigned by the Sellers to either or both of Laurus and Access, with such aggregate amount being wired to an account designated in writing by Access, (ii) deliver the Note to the Company marked "cancelled" and (iii) execute and deliver to the Sellers the Mutual Release in the form of Exhibit B hereto (the "PB Release"), releasing the Sellers from the Claims specified therein, including the payment of the Buyer invoices set forth on Schedule 2.6, all in consideration for the transfer to it of the TMS Assets and (c) each of the Sellers shall each deliver to the Buyer the Mutual Release in form of Exhibit B hereto (the "Sellers Release") releasing the Buyer from the Claims specified therein, including the payment of the Seller invoices set forth on Schedule 2.6 and the payment of any additional royalties, fees or other amounts under the Reseller Agreement or otherwise, all as specified therein.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          The Sellers jointly and severally represent and warrant to Buyer as follows:

          4.1 Corporate Existence and Power. The Company and Renaissance: (a) are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; (b) have all requisite power and authority to own and operate their property, to lease the property they operate as lessee and to conduct the businesses in which they are currently, or are proposed to be, engaged; (c) are duly qualified as foreign corporations, licensed and in good standing under the laws of each jurisdiction in which their ownership, lease or operation of property or the conduct of their respective businesses requires such qualification, except to the extent such failure would not reasonably be expected to have a material adverse effect on the Condition of the Sellers; and (d) have the corporate power and authority to execute, deliver and perform their respective obligations under this Agreement and each of the other Transaction Documents.

          4.2 Authorization: No Contravention. The execution, delivery and performance by the Sellers of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (including, without limitation, the sale and transfer of TMS Assets): (a) have been duly authorized by all necessary corporate action of each of the Sellers; (b) do not contravene the terms of the Certificates of Incorporation or the Bylaws of the Sellers; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of either of the Sellers or any Requirement of Law applicable to either of the Sellers; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental


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Authority against, or binding upon, either of the Sellers, excluding from the foregoing clauses (c) and (d) violations, conflicts, breaches, defaults, contraventions and creation of Liens which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the financial and operating condition of the Sellers, including the TMS Assets (the "Condition of the Sellers") or on the ability of either of the Sellers to consummate the transactions contemplated by this Agreement following consummation of the transactions contemplated by this Agreement. The Buyer will have good, valid and marketable title to the TMS Assets, free and clear of any Liens at Closing.

          4.3 Governmental Authorization: Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale and transfer of the TMS Assets) by, or enforcement against, the Sellers of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby. Except as set forth in Schedule 4.3, the Sellers own all right, title and interest to the TMS Assets free and clear of all Liens and the Sellers may freely license the TMS product included in the TMS Assets, without limitation at Closing.

          4.4 Binding Effect. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Sellers, and constitute the legal, valid and binding obligations of the Sellers, enforceable against the Sellers in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          4.5 Litigation. Except as disclosed in the SEC Reports, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (each, a "Claim", collectively, "Claims") pending or, to the Knowledge of the Sellers, threatened, at law, in equity, in arbitration or before any Governmental or Regulatory Authority against either of the Sellers that, individually or in the aggregate, has resulted or could reasonably be expected to adversely affect the TMS Assets. No Order has been issued by any court or other Governmental or Regulatory Authority against either of the Sellers or any of their respective Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

          4.6 Contracts.

               (a) Schedule 4.6(a) sets forth a list of all of the Contractual Obligations affecting, covering or involving the TMS Assets (the "TMS Contracts") (specifying in each case the name of, date of and parties to such Contractual Obligation and all amendments, modifications and supplements thereto). Other than the TMS


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Contracts, there are no Contractual Obligations relating to the TMS Assets or by which the TMS Assets are bound.

               (b) Except as set forth on Schedule 4.6(b):

                    (i) the Sellers have performed each material term, covenant and condition of each TMS Contract, and no default or event which, with the passing of time or giving of notice (or both) would constitute a default on the part of either of the Sellers, or to the Knowledge of either of the Sellers, any other party thereto, exists under any such TMS Contract;

                    (ii) each of the TMS Contracts is in full force and effect, unimpaired by any acts or omissions of either of the Sellers, and constitutes the legal, valid and binding obligation of each of the Sellers that is a party thereto, enforceable against such Seller in accordance with its terms and, to the Knowledge of the Sellers, against each other party thereto;

                    (iii) the Sellers have furnished the Buyer with true, correct and complete copies of the TMS Contracts, including all amendments, modifications and supplements thereto;

                    (iv) the Sellers' right, title and interest in and to each of the TMS Contracts is fully assignable to the Buyer without the consent, approval or waiver of any other Person; and

                    (v) the TMS Contracts do not contain any provision which provides for automatic termination upon the occurrence of the transactions contemplated hereby or for the right of any party to any Contractual Obligation to terminate, accelerate or receive any payment or other more favorable condition upon occurrence of the transactions contemplated hereby.

          4.7 Compliance with Laws.

               (a) Each of the Sellers and each of their respective Subsidiaries is in compliance with all material Requirements of Law and all Orders issued by any court or Governmental or Regulatory Authority against either of the Sellers or any of their respective Subsidiaries, with respect to the TMS Assets. To the Seller's Knowledge, there is no existing or proposed Requirement of Law which could reasonably be expected to prohibit or restrict either of the Sellers or any of their respective Subsidiaries from, or otherwise materially adversely affect either of the Sellers or any of their respective Subsidiaries in, conducting its businesses in any jurisdiction in which it now conducts or proposes to conduct its businesses, except to the extent such prohibition or restriction would not reasonably be expected to have a material adverse effect on the Condition of the Sellers.

               (b) Each of the Sellers and each of their respective Subsidiaries
(i) has all material licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of each of the


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Sellers and each of their respective Subsidiaries with respect to the TMS
Assets; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any such Permit, except as could not reasonably be expected to have a material adverse effect on the Condition of the Sellers.

          4.8 No Default or Breach: Contractual Obligations. Except as set forth on Schedule 4.8, neither of the Sellers has received notice of a default and neither of the Sellers is in default under, or with respect to, any Contractual Obligation involving or affecting the TMS Assets nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. All such Contractual Obligations of either of the Sellers are valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms, and are subsisting, in full force and effect and binding upon the relevant Seller and the other parties thereto, and the relevant Seller has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder. To the Knowledge of the Sellers, no other party to any such Contractual Obligation is in Violation of or in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder.

          4.9 SEC Filings: Financial Statements.

               (a) The Company has filed all forms, reports, schedules, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since January 1,1999 (such documents shall be referred to herein as, the "SEC Reports"). The SEC Reports, including any financial statements or schedules included or incorporated therein by reference, at the time they were filed, (i) except as specified in the letter attached to Schedule
4.9. complied in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those SEC Reports, in the light of the circumstances under which they were made, not misleading.

               (b) Each of the consolidated balance sheets included in or incorporated by reference into the SEC Reports (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of the Company as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the SEC Reports (including any related notes and schedules) fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Company and the consolidated Subsidiaries of the Company for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the Commission) consistently applied throughout the periods indicated. All of such


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balance sheets and statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

               (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries of the Company as of December 31, 2001, including the related notes, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations that, individually or in the aggregate, could not reasonably be expected to result in a material adverse change in the Condition of the Company.

          4.10 Taxes. To the best Knowledge of the Sellers (a) each of the Sellers has paid or reserved for all Taxes shown on its Tax Returns that have come due and are required to be paid by it on and through the date hereof, other than Taxes being disputed by such Seller in good faith for which adequate reserves have been made in accordance with GAAP and which are shown on the financial statements of such Seller; (b) except for certain filings which have not been timely filed but for which there will be no material impact, either individually or in the aggregate, on the Condition of the Sellers, each of the Sellers has timely filed or caused to be filed all Tax Returns that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax Returns are accurate and complete in all material respects; (c) with respect to all Tax Returns of either of the Sellers, (i) there is no unassessed Tax deficiency proposed or threatened against such Sellers that is material in amount and has not been reserved for and (ii) no audit or other administrative or judicial proceeding is in progress with respect to any Tax Returns, no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; and
(d) there are no Liens for Taxes on the TMS Assets.

          4.11 Ordinary Course of Business. Except as publicly disclosed prior to the date hereof, since December 31, 2001, (a) neither of the Sellers has participated in any transaction material to the Condition of the Sellers or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of the Sellers, (b) neither of the Sellers has increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business, (c) other than the Liens to the Buyer, MidMark Investments, Laurus and Access, neither of the Sellers has created or assumed any Lien on the TMS Assets, (d) neither of the Sellers has entered into any Contractual Obligation, other than in the ordinary course of business and (e) there has not occurred a material change in either of the Sellers' accounting principles or practice except as required by reason of a change in GAAP.

          4.12 Liabilities. Neither of the Sellers has any direct or indirect obligation or liability ("Liabilities") other than (a) Liabilities fully and adequately reflected or reserved against on any financial statements or schedules included or incorporated by reference into the SEC Reports and (b) Liabilities incurred since December 31, 2001 in the ordinary course of business. Neither of the Sellers has any Knowledge of any circumstance, condition, event or arrangement that could reasonably be expected to give rise hereafter to any Liabilities of either of the Sellers except in the ordinary course of business.

          4.13 Intellectual Property.

               (a) (i) The Sellers are the owners of all, or have a valid, binding and transferable license or right to use, sell and license all of, the material Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software, know-how, processes and other proprietary rights (collectively, "Intellectual Property") that are included in the TMS Assets free and clear of all Liens (other than Liens in favor of Buyer MidMark Investments, Laurus and Access). None of Sellers' respective Subsidiaries is the owner of, or licensee with respect to, any of such Intellectual Property. All of the licenses for Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software, know-how, processes and other proprietary rights included in the TMS Assets, which were not conveyed to either of the Sellers by the Buyer, are listed on
Schedule 4.13(a) and may be transferred to the Buyer free and clear of all Liens without the consent of any Person (other than MidMark Investments and Laurus).

                    (ii) None of the Intellectual Property included in the TMS Assets is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Sellers, threatened, which challenges the validity, enforceability, use or ownership of the item nor, to the Knowledge of Sellers, is there any basis for the foregoing. All of the Intellectual Property is in full force and effect.

                    (iii) The Sellers have substantially performed all obligations imposed upon them under all Intellectual Property licenses, sublicenses, distributor agreements and other agreements included in the TMS Assets under which either of the Sellers is either a licensor, licensee or distributor, and are not, nor to the Knowledge of the Sellers is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the Intellectual Property licenses included in the TMS Assets are valid, enforceable and in full force and effect in all material respects, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                    (iv) None of the Intellectual Property included in the TMS Assets infringes upon or otherwise violates any Intellectual Property rights of others.

                    (v) No litigation is pending and no Claim has been made against either of the Sellers or any of their respective Subsidiaries or, to the Knowledge of the Sellers, is threatened, contesting the right of either of the Sellers or any of their respective Subsidiaries to sell or license to any Person or use the Intellectual Property included in the TMS Assets presently sold or licensed to such Person or used by either of the Sellers or any of their Subsidiaries, nor to the Knowledge of the Sellers, is there any basis for the foregoing.

               (b) To the Knowledge of the Sellers, no Person is infringing upon or otherwise violating the Intellectual Property included in the TMS Assets rights of the Sellers or any of their Subsidiaries.

               (c) None of the Trade Secrets included in the Intellectual Property have been disclosed by either of the Sellers or any of their respective Subsidiaries to any third party absent an attendant duty, in conformance with the Sellers' practices, but no less than reasonable practices under the circumstances, to maintain the trade secret status thereof.

               (d) The Software included in the Intellectual Property is not contaminated by material bugs, viruses, or other harmful computer programming code. The Software included in the Intellectual Property functions substantially in accordance with its specifications and documentation listed on Schedule 4.13(d)

          4.14 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with either of the Sellers or any action taken by either of the Sellers.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          The Buyer hereby represents and warrants to the Sellers as follows:

          5.1 Existence and Power. The Buyer (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

          5.2 Authorization; No Contravention. The execution, delivery and performance by the Buyer of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary corporate action, (b) do not contravene the terms of the Buyer's organizational documents, or any amendment thereof, (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Buyer or any Requirement of Law applicable to the Buyer and (d) do not violate any Orders of any Governmental Authority against, or binding upon, the Buyer, excluding from the foregoing clauses (c) and (d) violations, conflicts, breaches, defaults, contraventions and creation of Liens that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Condition of the Buyer or on the ability of the Buyer to consummate the transactions contemplated by this Agreement.

          5.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Note) by, or enforcement against, the Buyer of this Agreement and each of the other Transaction Documents to which it is a party or the transactions contemplated hereby and thereby.

          5.4 Binding Effect. This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by the Buyer and constitute the legal, valid and binding obligations of the Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          5.5 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transaction contemplated hereby based on any agreement, arrangement or understanding with Buyer or any action taken by Buyer.

          5.6 Removal of Certain Software. The "PB WMS" software, which was installed by the Sellers as part of consulting services provided to Buyer by Sellers, has been removed from any servers owned by Buyer.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          6.1 Patent License Agreement. Notwithstanding language therein granting an irrevocable license, the Buyer and Sellers hereby terminate in full the Patent License Agreement dated February 7, 2001 by and among the Sellers and Buyer with no further action required at the Closing by the Parties to effect such termination. Following the date hereof, the Buyer and Sellers acknowledge and agree that such Patent License Agreement shall be terminated and of no further force and effect.

          6.2 Intellectual Property. Sellers shall not use the Intellectual Property that is included in the TMS Assets to recreate all or a part of the TMS Assets or replace all or a part of the TMS Assets. Sellers shall not use any Intellectual Property conveyed to Buyer pursuant to this Agreement for any purpose. Within five(5) Business Days after the Closing, Sellers shall destroy any copies of Intellectual Property included in the TMS Assets which are not conveyed to Buyer.

          6.3 Public Disclosure. Buyer, on the one hand, and Sellers, on the other hand, will consult with each other, and shall obtain the consent, which shall not be unreasonably withheld, of the other party before issuing any press release or otherwise making any public statement with respect to: (i) the purchase and sale of the TMS Assets and the license of related Intellectual Property; (ii) this Agreement; or (iii) any transactions contemplated herein, and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange.

          6.4 Reseller Agreement. Buyer and the Sellers hereby amend, as of the date hereof, the Reseller Agreement to exclude any and all TMS Assets (including, without limitation, RenSoft TMS) from the definition of the term "Licensed Software" as used in the Reseller Agreement and to terminate the Reseller Agreement only with respect to RenSoft TMS. The Buyer and the Sellers further acknowledge and agree that from and after the date hereof the Buyer shall not be obligated to make any payments or deliver any reports to the Sellers with respect to any RenSoft TMS products. Notwithstanding the foregoing, all provisions of the Reseller Agreement that expressly survive a termination, shall survive with respect to RenSoft TMS.

          6.5 Services Agreement. Buyer and the Sellers hereby terminate in full the Services Agreement dated as of February 7, 2001 among Buyer and the Sellers (the "Services Agreement"). Following the date hereof, the Buyer and the Sellers acknowledge and agree that the Services Agreement shall be terminated and of no further force and effect.

          6.6 Confidentiality of Agreement and Public Announcements. The Sellers agree that the terms, conditions and existence of this Agreement shall be treated as the Buyer's confidential information and that no reference to the terms, conditions or existence of this Agreement or to activities pertaining thereto may be made in any form of public or commercial announcement or advertising without the prior consent of the Buyer; provided, however, that the Sellers may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by applicable law; or (iii) to legal counsel of the Sellers. The Sellers shall not issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated in this Agreement, without the consent of the Buyer, except that this restriction shall be subject to the Sellers' obligation to comply with applicable securities laws (and in such event the Seller shall use reasonable efforts to provide the Buyer with a copy of any such statement or communication in advance of such issuance).

                                   ARTICLE VII

                          CONDITIONS TO THE OBLIGATION
                                OF BUYER TO CLOSE

          The obligation of Buyer to purchase the TMS Assets at the Closing and perform any obligations hereunder shall be subject to the satisfaction or waiver by Buyer, of the following conditions on or before the Closing Date.

          7.1 Representations and Warranties. The representations and warranties of the Sellers contained in Article IV hereof shall be true and correct in all respects (except for any such representations and warranties that are qualified by their terms to materiality or material adverse effect, which representations as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date.

          7.2 Compliance with this Agreement. The Sellers shall have performed and compiled in all material respects with all of their agreements set forth herein that are required to be performed by the Sellers on or before the Closing Date.

          7.3 Officer's Certificate of the Company. The Buyer shall have received a certificate from the Company, in form and substance reasonably satisfactory to the Buyer, dated the Closing Date, and signed by the Chief Executive Officer and Vice President of Marketing and Business Development, certifying as to the matters set forth in Section 7.1 and 7.2.

          7.4 Secretary's Certificate. Buyer shall have received a certificate from each of the Sellers, in form and substance reasonably satisfactory to Buyer, dated the Closing Date and signed by the Secretary or an Assistant Secretary of such Seller, certifying (a) that the Company is in good standing with the Secretary of State of the State of New Jersey, and Renaissance is in good standing with the Secretary of State of Delaware (b) that the attached copies of the resolutions of the Board of Directors of the Company and Renaissance approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company and Renaissance executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company and Renaissance.

          7.5 Transaction Documents. Each of the Sellers shall have duly executed and delivered the other Transaction Documents to which it is a party, including, but not limited to, the Releases.

          7.6 Opinion of Counsel. Buyer shall have received an opinion of the law offices of Jeffrey D. Marks, P.C., counsel to the Company, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit C.

          7.7 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Sellers which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Sellers of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the Buyer shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Sellers.

          7.8 Release of MidMark Lien and General Release. MidMark shall have:
(i) entered into a release, in form and substance reasonably satisfactory to Buyer, releasing any MidMark security interest in the TMS Assets; (ii) made any UCC-3 filings deemed necessary in the discretion of Buyer's counsel; and (iii) executed a Mutual Release with the Buyer substantially in the form attached hereto as Exhibit D.

          7.9 Laurus and Access Capital. Each of Laurus and Access Capital shall have: (i) entered into an agreement with the Sellers and the Buyer in form and substance satisfactory to the Buyer providing for the acknowledgment and agreement by each of Laurus and Access Capital that the invoices set forth on
Schedule 3.1 shall be deemed paid and satisfied in full by the payment by Buyer to an account designated by Access Capital in the manner specified in Section
3.1 of this Agreement; and (ii) executed a Mutual Release with the Buyer substantially in the form attached hereto as Exhibit E.

          7.10 Release of Laurus Lien. Laurus shall have: (i) entered into a release, in form and substance reasonably satisfactory to Buyer, releasing any security interest that each such Person may have in the TMS Assets; and (ii) made any UCC-3 filings deemed necessary in the discretion of Buyer's counsel.

                                  ARTICLE VIII

                          CONDITIONS TO THE OBLIGATION
                             OF THE SELLERS TO CLOSE

          The obligation of the Sellers to transfer the TMS Assets and the obligation of the Sellers to perform their other obligations hereunder shall be subject to the satisfaction or waiver by the Sellers of the following conditions on or before the Closing Date:

          8.1 Representations and Warranties. The representations and warranties of the Buyer contained in Article V hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representations as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date.

          8.2 Compliance with this Agreement. The Buyer shall have performed and compiled in all material respects with all of its agreements set forth herein that are required to be performed by the Buyer on or before the Closing Date.

          8.3 Transaction Documents. Buyer shall have duly executed and delivered the other Transaction Documents to which it is a party, including, but not limited to, the Releases.

                                   ARTICLE IX

                                 INDEMNIFICATION

          9.1 Sellers Indemnification. Subject to the terms and conditions of this Article IX, the Sellers, jointly and severally, agree to indemnify and hold harmless the Buyer, its officers, directors, shareholders and Affiliates and the successors and assigns of each of them (the party or parties being indemnified under this Section 9.1 collectively referred to herein as, the "Buyer Indemnified Party") from and against each and every demand, claim, loss, liability, damages, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements) (collectively, "Losses") imposed upon or incurred by the Buyer Indemnified Party, directly or indirectly resulting from or arising out of (i) any breach of any representation or warranty of the Sellers contained herein and any actual or threatened action or proceeding in connection therewith, (ii) any failure to comply with any covenant or other agreement of the Sellers contained herein and any actual or threatened action or proceeding in connection therewith, (iii) any claim or demand for commission or other compensation arising out of the transactions contemplated by this Agreement by any broker, finder or agent claiming to be entitled thereto resulting from, an act or acts of the Sellers, or (iv) any other liability or obligation of the Sellers. Each matter for which the Sellers have agreed to provide indemnification pursuant to this Section 9.1 is hereinafter referred to individually as a "Buyer Claim" and collectively as the "Buyer Claims."

          9.2 Buyer Indemnification. Subject to the terms and conditions of this
Article IX, the Buyer agrees to indemnify and hold harmless the Sellers, their officers, directors, Shareholders and Affiliates and the successors and assigns of each of them (the party or parties being indemnified under this Section 9.2 collectively referred to herein as the "Sellers Indemnified Party") (either of the Sellers Indemnified Party or the Buyer Indemnified Party shall be referred to hereinafter as an "Indemnified Party") from and against Losses imposed upon or incurred by the Sellers Indemnified Party, directly or indirectly resulting from or arising out of (i) any breach of any representation or warranty of the Buyer contained herein and any actual or threatened action or proceeding in connection therewith, (ii) any failure to comply with any covenant or other agreement of the Buyer contained herein and any actual or threatened action or proceeding in connection therewith, (iii) any claim or demand for commission or other compensation arising out of the transactions contemplated by this Agreement by any broker, finder or agent claiming to be entitled thereto resulting from an act or acts of the Buyer, or (iv) any other liability obligation of the Buyer. Each matter for which the Buyer has agreed to provide indemnification pursuant to this Section 9.2 is hereinafter referred to individually as a "Sellers Claim" and collectively as the "Sellers Claims".

          9.3 Notification of Indemnifying Party, (a) An Indemnified Party shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the party against which indemnification is being sought (the "Indemnifying Party") under this Article IX, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which they may have to such Indemnified Party (i) other than pursuant to this Article VIII or (ii) under this Article IX unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses, or the Indemnifying Party is otherwise materially prejudiced.

               (b) In case any Buyer Claim shall be brought against any Buyer Indemnified Party, and it shall notify the Sellers of the commencement thereof, the Buyer Indemnified Party may either (i) elect to defend any such Buyer Claim at the sole cost and expense of the Sellers (who shall pay or reimburse the Buyer Indemnified Party for all legal fees and expenses incurred in defending any such Buyer Claim as they are incurred) or (ii) if the Buyer Indemnified Party so elects, the Sellers shall be entitled to assume the defense thereof at their own expense by so notifying the Buyer Indemnified Party within twenty (20) Business Days of receipt of the notice of the commencement of any Buyer Claim with counsel satisfactory to such Buyer Indemnified Party in its reasonable judgment; provided, however, that any Buyer Indemnified Party may if it elects to have the Sellers defend the Buyer Claim, at its own expense, retain separate counsel to participate in such defense at its own expense. If the Buyer Indemnified Party permits the Sellers to defend any Buyer Claim and the Sellers do not provide notice to the Buyer Indemnified Party of its assumption of the defense of a Buyer Claim within twenty (20) Business Days of notice of the commencement of a Buyer Claim, the Buyer Indemnified Party shall have the right to employ counsel in connection with the defense of such Buyer Claim; provided, that the Sellers shall not be liable for the fees and expenses of more than one counsel to all Buyer Indemnified Parties.

               (c) In case any Sellers Claim shall be brought against any Sellers Indemnified Party, the Sellers shall give prompt written notice of such Sellers Claim to the Buyer Indemnifying Party and the Buyer shall be entitled to assume the defense thereof at its own expense with counsel selected at the sole discretion of the Buyer by so notifying the Sellers within twenty (20) Business Days of receipt of the notice of the commencement of any Seller Claim. The Sellers may employ separate counsel, but the Buyer shall not be liable for the fees and expenses of counsel to any Sellers Indemnified Parties.

               (d) The Indemnifying Party agrees that it will not, without the prior written consent, which consent shall not be unreasonably withheld, of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any

Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim and (ii) does not require any action other than the payment of money. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld.

          9.4 Contribution. If the indemnification provided for in this Article IX from the Sellers is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in this Article IX, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                                   ARTICLE X

                                 MISCELLANEOUS

          10.1 Survival of Representations and Warranties. The representations and warranties made herein shall survive the execution and delivery of this Agreement (i) until the third anniversary of the Closing Date with respect to
Section 4.13, and (ii) until the second anniversary of the Closing Date in the case of all other representations and warranties.

          10.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery;

               (i)  if to Buyer:

                    Pitney Bowes Inc.
                    1 Elmcroft Road
                    Stamford, CT 06926-0700
                    Attention: Bruce Nolop, Vice President and
                               Chief Financial Officer
                    Facsimile: 203-351-6648
                    with a copy to:

                    Pitney Bowes Inc.
                    1 Elmcroft Road
                    Stamford, CT 06926-0700
                    Attention: Senior Vice President and
                               General Counsel
                    Facsimile: (203) 351-7982

                    and

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, NY 10019-6064
                    Attention: Douglas A. Cifu, Esq.
                    Facsimile: (212) 492-0436

               (ii) if to the Company:

                    Vertex Interactive, Inc.
                    22 Audrey Place
                    Fairfield, NJ 07004
                    Attention: Nicholas R.H. Toms
                    Facsimile: (973) 276-5015

                    with a copy to:

                    Law Offices of Jeffrey Marks, P.C.
                    415 Clifton Avenue
                    Clifton, NJ 07015
                    Attention: Jeffrey D. Marks, Esq.
                    Facsimile: (973) 253-8858

               (iii) if to Renaissance:

                    Renaissance Software, Inc.
                    22 Audrey Place
                    Fairfield, NJ 07004
                    Attention: Nicholas R.H. Toms
                    Facsimile: (973) 276-5015

          All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.2 designate another address or Person for receipt of notices hereunder.

          10.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Neither the Company nor Renaissance may assign any of their rights or obligations under this Agreement or the other Transaction Documents without the written consent of Buyer. Buyer may not assign any of its rights under this Agreement without the written consent of the Company except that Buyer may by notice to the Company direct that the TMS Assets be transferred to a wholly-owned Subsidiary of Buyer. Except as provided in Article IX, no Person, other than the parties hereto and their successors and permitted assigns, is intended to be a beneficiary of this Agreement. The Buyer and the Sellers each acknowledge and agree that while the Buyer shall not be obligated to offer employment to any employee or former employee of the Sellers who works or worked on the development, maintenance, distribution or sale of the TMS Assets, the Buyer shall be entitled to make any and all such offers on such terms as it desires without any liability or consequence to Buyer or such offeree to the Sellers or any other Person.

          10.4 Amendment and Waiver.

               (a) No failure or delay on the part of Buyer or the Sellers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

               (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Buyer or the Sellers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by Buyer and the Sellers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Sellers in any case shall entitle Sellers to any other or further notice or demand in similar or other circumstances.

          10.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          10.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

          10.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          10.9 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

          10.10 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

          10.11 Expenses. Except as otherwise provided in this Agreement, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

          10.12 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

      [Remainder of Page Left Blank Intentionally; Signature Page Follows]

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                                                   PITNEY BOWES INC.


                                                   By: Bruce Nolop
                                                       -------------------------
                                                       Name:
                                                       Title: EVP + CFO


                                                   VERTEX INTERACTIVE, INC.


                                                   By:
                                                       -------------------------
                                                       Name:
                                                       Title:


                                                   RENAISSANCE SOFTWARE INC.


                                                   By:
                                                       -------------------------
                                                       Name:
                                                       Title:

                  [Signature Page to Asset Purchase Agreement]

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                                                   PITNEY BOWES INC.


                                                   By:
                                                       -------------------------
                                                       Name:
                                                       Title:


                                                   VERTEX INTERACTIVE, INC.


                                                   By: N. Toms
                                                       -------------------------
                                                       Name:  N. Toms
                                                       Title: CEO


                                                   RENAISSANCE SOFTWARE INC.


                                                   By: N. Toms
                                                       -------------------------
                                                       Name:  N. Toms
                                                       Title: CEO

                  [Signature Page to Asset Purchase Agreement]

                                 Schedule 2.1(b)

"TMS Assets" consists of:

          (i) the solutions for transportation management of the Company and/or Renaissance that

               (A) are marketed by, or on behalf of, the Company and/or Renaissance under the name RenSoftTMS (or any name that has replaced or modified such name), including, but not limited to, the client server and enterprise editions thereof; or

               (B) are marketed by, or on behalf of, the Buyer by agreement with the Company and/or Renaissance under the name PB TMS, (or any name that has replaced or modified such name), including, but not limited to, the client server and enterprise editions thereof; or

               (C) software solutions that perform a significant portion of the functions that any of the foregoing perform and that are based on the source code or engineering of the items specified in (A) and
               (B);

          (ii) the names and source codes, object codes, programs, Trademarks, Copyrights, Trade Secrets, know-how, Patents, licenses, domain names, contracts, Software and other Intellectual Property that are owned by or licensed to the Company and/or Renaissance and used in connection with the business of the Company and/or Renaissance relating to any of the items specified in Clause (i), above, including, but not limited to, technical and user documentation, development and design documents, marketing and sales collateral and tools, use cases, requirements documents, case studies, customer support and service records, training materials, customer lists and other customer records and white papers and all modifications made by the Sellers pursuant to Section 4.1.2 of the Reseller Agreement;

          (iii) any and all written or electronic plans, manuals, studies, records and other documentation and materials relating to the development, testing, implementation, marketing, sales and customer support of any of the foregoing solutions, systems or software;

          (iv) all rights of the Sellers under any consulting agreement, proprietary invention assignment or confidentiality agreement or similar agreement with any Person relating to the development, creation, programming or exploitation of the items specified in clauses (i) through (iii) above; and

          (v) all equipment used, including, but not limited to, computers and servers in connection with the business of the Sellers relating to any of the items specified on Annex A hereof.

                           Annex A to Schedule 2.1(b)

QA Lab

-----------------------------------------------------------------------------
                                                                         Acq
    Qty                          Machine Type                           Date
-----------------------------------------------------------------------------
     5       PowerEdge 2450 Dual 866Mhz Rack Servers                   Aug-00
-----------------------------------------------------------------------------
     1       PowerEdge 6300 Quad 500Mhz Server                         Feb-00
-----------------------------------------------------------------------------
     9       Optiplex GX200 Desktop 933Mhz                             Aug-00
-----------------------------------------------------------------------------
     2       Dell Server Rack with keyboard and display                Aug-00
-----------------------------------------------------------------------------
     1       UPS Matrix                                                Aug-00
-----------------------------------------------------------------------------

Developer PCs

-----------------------------------------------------------------------------
                                                                         Acq
    Qty                          Machine Type                           Date
-----------------------------------------------------------------------------
     6       Optiplex GX200 933Mhz                                     Sep-00
-----------------------------------------------------------------------------
     1       Optiplex GX200 933Mhz                                     Jan-01
-----------------------------------------------------------------------------
     4       Optiplex GX300 800Mhz                                     Jun-00
-----------------------------------------------------------------------------
     2       Optiplex GX300 800Mhz                                     Sep-OO
-----------------------------------------------------------------------------
     6       Latitude CPX 750Mhz                                       Aug-00
-----------------------------------------------------------------------------
     1       Latitude CPX 750Mhz                                       Dec-00
-----------------------------------------------------------------------------
     4       Dell PIII                                                 Dec-00
-----------------------------------------------------------------------------
     1       Latitude CPXI Pentium                                     Feb-00
-----------------------------------------------------------------------------

Developer Servers

-----------------------------------------------------------------------------
                                                                         Acq
    Qty                          Machine Type                           Date
-----------------------------------------------------------------------------
     1       PowerEdge 4400 550Mhz Server                              Dec-00
-----------------------------------------------------------------------------
     1       PowerEdge 2400 Dual 450Mhz Server                         Dec-00
-----------------------------------------------------------------------------

Printers

-----------------------------------------------------------------------------
                                                                         Acq
    Qty                          Machine Type                           Date
-----------------------------------------------------------------------------
     1       Printer                                                   Feb-97
-----------------------------------------------------------------------------
     1       High Speed Label Printer                                  Feb-97
-----------------------------------------------------------------------------

Office equipment & furniture; miscellaneous

-----------------------------------------------------------------------------
    Qty                          Machine Type
-----------------------------------------------------------------------------
             Desks & workface counters, bookcases, meeting tables,
             overhead cubby holders (approx.14)
-----------------------------------------------------------------------------
    29       8x8 grey cubicles with built-in desks & workspaces
-----------------------------------------------------------------------------
    38       Swivel ergonomically correct office chairs
-----------------------------------------------------------------------------
Approx. 45   Guest chairs
-----------------------------------------------------------------------------
    40       Whiteboards
-----------------------------------------------------------------------------
  5 -- 6     Bookshelves
-----------------------------------------------------------------------------
             Miscellaneous desk/workspace for holding printers,
             PC's in test areas, etc.
-----------------------------------------------------------------------------

                                  Schedule 2.6

----------------------------------------------------------------------

----------------------------------------------------------------------
                               Invoice
Description                    Number    Invoice Total   Agreed Amount
----------------------------------------------------------------------

----------------------------------------------------------------------
21 Days in Feb 02 for Karen      NA        $15,750.00     $ 15,750.00
Dimora
----------------------------------------------------------------------
March 2002 Maint Royalty                                  $ 15,430.00
----------------------------------------------------------------------
March 2002 New Sales Royalty                              $105,143.00
----------------------------------------------------------------------
April 2002 Maint Royalty
(April 15th)                                              $  7,500.00
----------------------------------------------------------------------
April 2002 New Sales Royalty                              $ 30,000.00
---------------------------------------------------------=============
Total Amount Due to Vertex for TMS Business Related
Activities                                                $173,823.00
----------------------------------------------------------------------

                                   Schedule 3.1

-------------------------------------------------------------------
                Invoice/Payment Reconciliation
-------------------------------------------------------------------

-------------------------------------------------------------------
Invoice
Number    Description                  Invoice Total   Disbursement
-------------------------------------------------------------------

-------------------------------------------------------------------
          Access
-------------------------------------------------------------------
          ATS:
-------------------------------------------------------------------
0007602   WMF Customer Invoice          $ 29,362.50    $ 29,362.50
-------------------------------------------------------------------
0007684   WMF Customer Invoice            38,700.00      38,700.00
-------------------------------------------------------------------
0007741   WMF Customer Invoice               225.00         225.00
-------------------------------------------------------------------
0007787   WMF Customer Invoice             1,125.00       1,125.00
-------------------------------------------------------------------
0007798   WMF Customer Invoice               825.00         825.00
-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------
          Renaissance:
-------------------------------------------------------------------
21338     eWMS Software Installation     500,000.00             --
-------------------------------------------------------------------

-------------------------------------------------------------------
21339     Preparation for CRP             55,550.00      24,000.00
-------------------------------------------------------------------
21344     CRP Consulting                  57,775.00      45,450.00
-------------------------------------------------------------------
21350     CRP Consulting                  43,225.00      33,600.00
-------------------------------------------------------------------
21361     CRP Summary Document            28,250.00      21,900.00
-------------------------------------------------------------------
NA        Voyager Consulting              19,200.00      19,200.00
-------------------------------------------------------------------

-------------------------------------------------------------------
21340     Travel & expenses Voyager          794.98         794.98
-------------------------------------------------------------------
21343     Travel & expenses Voyager        1,700.97       1,700.97
-------------------------------------------------------------------
21346     Travel & expenses Voyager        5,547.70       5,547,70
-------------------------------------------------------------------
21351     Travel & expenses Voyager        3,424.38       3,424.38
-------------------------------------------------------------------
21354     Travel & expenses Voyager        2,081.51       2,081.51
-------------------------------------------------------------------
21356     Travel & expenses Voyager        1,849.84       1,849.84
-------------------------------------------------------------------
21358     Travel & expenses Voyager          765.26         765.26
-------------------------------------------------------------------
21362     Travel & expenses Voyager        1,635.61       1,635.61
-------------------------------------------------------------------

-------------------------------------------------------------------
21367     Travel & expenses Voyager          651.15         651.15
-------------------------------------------------------------------
21369     TMS installation                17,995.00             --
-------------------------------------------------------------------
          Total Amount Due to Access    $810,683.90    $232,838.90
---------------------------------------============================

                                  Schedule 4.3

MidMark:

     Financing dated June 19, 2001 and associated documents

     Financing dated November 1, 2001 and associated documents

     Intercreditor Agreement dated February 1, 2002 associated with Pitney Bowes financing

     Intercreditor Agreement dated February 27, 2002 associated with Laurus financing

Laurus:

     Financing dated November 20, 2001 and associated documents

     Financing dated February 27, 2002 and associated documents

Access Capital:

     Financing dated February 27, 2002 and associated documents

                                 Schedule 4.6(a)

Authorized Marketing Program Reseller Agreement among Renaissance Software Inc., Vertex Interactive, Inc. and Pitney Bowes Inc. dated as of February 7, 2001, as supplemented by the Supplement to the Authorized Marketing Program Reseller Agreement made on February 1, 2002.

                                 Schedule 4.6(b)

None

                                  Schedule 4.8

None

                                  Schedule 4.9

SEC Letter

[LOGO VERTEX INTERACTIVE]                                Vertex Interactive Inc.

                                       22 Audney Place, Fairfield, NJ 07004-3418

                Telephone: +1 (0) 973 777 3500 Fax: +1 (0) 973 472 0814 E- Mail:
                      info@vertexinteractive.com URL:  www.vertexinteractive.com

Facsimile

To: Jaideep P. Reddy                     From: Donald W. Rowley
--------------------------------------------------------------------------------

Copies to:
--------------------------------------------------------------------------------

Company/Organization:
--------------------------------------------------------------------------------

Fax Number: 212.492.0246                 Date: April 17, 2002
--------------------------------------------------------------------------------

Pages, Including this one): 12
--------------------------------------------------------------------------------

     Jai,

     Here is the SEC letter.

     Don

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

     [SEAL]
    Division Of
Corporation Finance

                                 October 26, 2001

By facsimile to (973)253-8858 and U.S. Mail

Mr. Nicholas R.H Toms
Chief Executive Officer and Acting North American Chief Operating Officer Vertex Interactive, Inc.
22 Audrey Place
Fairfield, NJ 07004

RE:  Vertex Interactive, Inc.

     Registration Statement on Form S-3
     Filed September 28, 2001
     File No. 333-70490

     Annual Report on Form 10-K for the fiscal year ended September 30, 2000 and Definitive Proxy Statement on Schedule 14A
     Filed December 19, 2000 and January 17, 2001
     File Nos. 0-15066

     Quarterly Reports on Form 10-Q for December 31, 2000, March 31, 2001, and
          June 30, 2001
     Filed February 20, 2001, May 15, 2001, and August 14, 2001
     File Nos. 0-15066

     Current Report on Form 8-K dated August 23, 2001
     Filed September 7, 2001
     File No. 0-15066

Dear Mr. Toms:

     We reviewed the filings and have the comments below. Where indicated, we think that you should revise the documents in response to the comments. If you disagree, we will consider your explanation why a comment is inapplicable or a revision is unnecessary. Be as detailed as necessary in your explanation. To better understand your disclosure, we may ask you in some

Mr. Nicholas R.H. Toms
October 26, 2001
Page 2

comments to provide us supplemental information. We may raise additional comments after reviewing this information.

     Our review process' purpose is to assist you in your compliance with applicable disclosure requirements and to enhance the overall disclosure in your documents. We look forward to working with you to achieve these objectives. We welcome any questions that you may have about comments or any other aspect of our review. You may call us at the telephone numbers listed at the end of this letter.

                                       S-3

General

1.   If applicable, comments on the S-3 are comments on the 10-K and vice versa.

2. It appears that Vertex's current report on Form 8-K dated December 29, 2000 that was filed on March 2, 2001 was not filed in a timely manner. Thus, Vertex appears not to satisfy the registrant requirements for use of Form S-3 as specified in that form's General Instruction I.A.3. Unless Vertex obtains a waiver from the Division's Office of Chief Counsel, Form S-3 appears unavailable for the offering. Advise or withdraw the registration statement. See Rule 477 of Regulation C under the Securities Act.

3. Alternatively, if Vertex wishes to proceed with the offering, amend the S-3 on a form whose eligibility requirements Vertex is able to satisfy. For example, consider filing a pre-effective amendment on Form S-1 to the registration statement on Form S-3. If you do, explain why in a cover letter. Ensure that the amendment is tagged on the EDGAR system as a pre-effective amendment on Form S-1 to the registration statement on Form S-3. In the calculation of registration fee table on the registration statement's facing page, indicate by footnote or in some other manner that the fee was paid previously when Vertex filed initially the registration statement on Form S-3. The file number shown above will not change.

4. Tell us how you have considered Rule 3-12(b) of Regulation S-X for updating your financial statements through the end of the current fiscal year.

5. Avoid repeating disclosures that increase the document's size but do not enhance the information's quality. See note to Item 421(b) of Regulation C under the Securities Act. For example, you repeat in the summary's second paragraph information that you include in the first paragraph on the prospectus' outside from cover page.

Mr. Nicholas R.H. Toms
October 26, 2001
Page 3

6. We are not making any determinations whether the disclosures, including, for example, cautionary language or the disclosures' placement, satisfy the sections' requirements if the filing states that it:

          o includes forward looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act;

          o    otherwise makes reference to those provisions; or

          o makes reference to the Private Securities Litigation Reform Act of 1995 generally.

Prospectus' Outside Front Cover Page

7. Limit information on the prospectus' outside front cover page to information required by Item 501 of Regulation S-K. For example, refer to the first paragraph's first sentence.

8. Move the prospectus' date from the summary section to the prospectus' outside front cover page. See Item 501(b)(9) of Regulation S-K.

9. Besides this offering, Vertex has filed other registration statements for resales of shares of its common stock. Since it appears that the other distributions may take place concurrently with the shares being registered under this registration statement, expand the prospectus' cover page disclosure to inform investors of the other registration statements and the aggregate number of shares offered for resale under them. Further, include quantitative information on the other offerings in the sixth risk factor's discussion.

Summary

10. In the prospectus and various incorporated filings, including the notes to the financial statements for September 30, 2000, you frequently refer to Vertex or to acquired companies as "leading provides" of their products or services. In each instance, you should expand to describe briefly the basis on which each claim of this type is made. For example, if it is based on a belief that the products are technologically superior to those of competitors, explain why and provide supplemental support for the claims. As a further example, if the leading position comes from a dominant market position, provide supplemental support for the belief that a dominant position has been achieved.

11. Under "Recent Developments," state the value assigned to the 40 million shares of Vertex's common stock. Provide quantitative data for Plus Integration, for example, its revenues, operating income, and net income during the most recent year, to give

Mr. Nicholas R.H. Toms
October 26, 2001
Page 4

     shareholders sufficient information to put the proposed acquisition in an appropriate context.

Risk Factors

12. Except for the sixth risk factor, this section's captions or headings state merely a fact or describe an event that may occur in the future or are too vague to describe adequately the risk that follows. State succinctly the risk that follows from the fact or uncertainty. Avoid generic conclusions such as Vertex's results of operations, business or financial condition would or could be materially and adversely affected or would or could be harmed. Rather, explain specifically what the risk's consequences or effects are for Vertex and its stockholders.

13. The actual risks you are trying to convey do not stand out from the extensive detail that you provide in some risk factors. For example, refer to the first, second, and fourth risk factors. Revise so that you are stating the risk in at least the second or third sentence. Provide just enough detail to place the risk in context.

14. Generally, each risk factor should discuss a single risk. For example, refer to the fifth risk factor's second paragraph.

15. Delete any mitigating language in this section. For example, refer to third risk factor's second paragraph.

16. Refer to the last paragraph under MD&A in the June 30, 2001 10-Q. Disclosure there indicates that, unless economic conditions improve dramatically, Vertex believes that it will need additional external financing to fund its cash requirements for at least the next twelve months. Advise whether you have considered providing risk factor disclosure of Vertex's possible need for additional external financing.

17. We note that Vertex's common stock hit a new 52 week low of $0.55 on October 15, 2001. Advise whether you have considered providing risk factor disclosure of Vertex's common stock's potential inability to remain quoted on The Nasdaq National Market.

18. Note 2 of the financial statements included in the 10-K for the year ended September 30, 2000 indicates that Vertex has been substantially dependent upon revenues from principal customers in various periods. Why is there not a risk factor that identifies the principal customers, discloses the extent of Vertex's historical dependency on those customers, and describes the potential adverse effect of any loss of those customers?

Mr. Nicholas R.H. Toms
October 26, 2001
Page 5

Plan of Distribution

19. The plan of distribution indicates that the selling shareholders may engage in short sales. Have the selling shareholders created any short positions since the registration statement's filing? If so, describe in your response letter the terms of the short positions that they have taken. Also describe how the selling shareholders might cover short positions, and provide appropriate disclosure in the prospectus. Provide us your analysis of whether the selling shareholders' covering of short sales during the distribution period is consistent with Regulation M and Rule 102 of Regulation M. We understand that the Division of Market Regulation is of the view that the failure to cover a short position at the request of a lender may be an inducement of the lender to purchase by the selling shareholder that fails to cover the short position.

Experts

20. We are unable to locate any information under this caption or heading. Revise and advise.

Exhibits

21. Include an exhibit index immediately before the exhibits filed with the registration statement. Further, in response to Item 16 of Form S-3, identify each exhibit filed with the registration statement.

22. We are unable to locate any exhibits filed with the registration statement. We assume that omission of exhibits required by subparagraphs (b)(5),
     (b)(23), and (b)(24) of Regulation S-K is inadvertent. Revise and advise.

Signatures

23. Revise the first paragraph to conform to the signature certification language specified for filing of Form S-3. See signatures on Form S-3.

24. Vertex's principal financial officer and controller or principal accounting officer also must sign the registration statement. Further, any person who occupies more than one of the specified positions, for example, principal financial officer and controller or principal accounting officer, must indicate each capacity in which he signs the registration statement. See instructions 1 and 2 to signatures on Form S-3, and revise.

Mr. Nicholas R.H. Toms
October 26, 2001
Page 6

                                      10-K

Business

25. Under "Customers," identify any customer accounting for 10% or more of Vertex's total revenues during any period presented and whose loss would have a materially adverse effect on Vertex. See Item 101(c)(1)(vii) of Regulation S-K.

Market for Company's Common Equity and Related Stockholder Matters

26. It appears that Vertex issued common stock during the quarter ended September 30, 2000 in transactions that were not registered under the Securities Act. For example, note 9 to the financial statements for the year ended September 30, 2000 indicates that 80,386 shares were issued in the Netweave transaction during the fiscal year's fourth quarter. However,
     Item 5 of the 10-K does not include the information required by Item 701 of Regulation S-K. See Item 5(a) of Form 10-K, and revise.

Management's Discussion and Analysis of Financial Condition and Results of Operations

27. Where two or more factors contribute to a material change in results of operations during the periods presented, quantify the portion of the change that resulted from each factor. Where a change is the net result of offsetting factors, quantify the impact of each material offsetting factor.

28. Expand your discussion of operating revenues to address any trends in product shipments or customers.

29. We note that you quantify incremental revenue attributable to each of your significant acquisitions. Clarify your disclosure to indicate how each of these newly acquired companies is producing revenue. Is each of these newly acquired companies selling its products on a stand-alone basis or integrating them with products from other acquired companies? Also discuss how the revenue obtained from each of the acquired companies has compared to your initial expectations or budgets.

30. Based on your revenue recognition policy, it appears that you recognize software license revenue at the time of shipment or under contract accounting, depending on the specific terms of the license arrangement, etc. Expand your disclosure to clarify how you recognize revenue for each of your products. Also quantify the amount of software license revenue that is obtained upfront versus contract accounting.

Mr. Nicholas R.H. Toms
October 26, 2001
Page 7

31. Discuss Vertex's liquidity on both a short term and a long term basis. See instruction 5 to Item 301(a) of Regulation S-K and section III.C. of Release 34-26831.

32. If a credit facility or other financial instrument requires Vertex to satisfy specified financial ratios and tests, state what the limits of all of the material financial ratios and tests are. Also indicate whether Vertex is in compliance with them.

Statement of Operations

33. Disclose separately revenue attributable to services, product sales, and software licenses, and the related cost of revenue. Refer to Rule 5-03 of Regulation S-X.

Note 1. Recent Developments and Nature of Presentation

     Acquisitions

34. Disclose the period in which material net cash inflows from the significant in-process research and development projects are expected to begin.

35. Expand the disclosure here or in MD&A to discuss for your significant in-process research and development projects:

          o    nature of the project acquired;

          o status of development and complexity or uniqueness of the work completed at the acquisition date;

          o    nature and timing of remaining efforts for completion;

          o anticipated completion date and the date on which you will begin benefiting from the IPR&D;

          o risks and uncertainties in completing development within a reasonable period of time; and

          o    risks involved if the IPR&D is not completed on a timely basis.

Mr. Nicholas R.H. Toms
October 26, 2001
Page 8

36.  In future filings:

          o disclose the status of your efforts for completion of the R&D project and the impact of any delays; and

          o explain material variations between projected results and actual results and how failure to achieve projected results impacted or will impact expected return on investment, future results and financial condition.

Note 2. Summary of Significant Accounting Policies

     Revenue Recognition

37. Tell us if you offer your customers a right of return. If so, tell us how your revenue recognition policy is in compliance with paragraph 6 of SFAS 48.

38. Disclose the impact, if any, on your financial statements from your adoption of SOP 97-2.

39. Expand your disclosure to identify the elements that you have and have not established VSOE of fair value.

Note 13. Segment Information and International Operations

40. Disclose the reason for the disparity between North American and European gross margin as a percentage of revenue.

41. Provide the product and services disclosures required by paragraph 37 of SFAS 131 or explain to us why they are not required. Include for us descriptions of each of your significant products and the reason why the disclosure is not required.

42. Disclose separately revenue attributable to any individually material European countries.

43. Tell us why you do not consider each of your significant acquisitions a separate segment as defined under SFAS 131 and the basis for your conclusion. We note that in MD&A you discuss revenue and gross profit numbers for your acquisitions.

Mr. Nicholas R.H. Toms
October 26, 2001
Page 9

Exhibits

44. Note 12 to the financial statements discloses that Vertex has employment agreements with its key employees. Are any of the agreements with executives named in the summary compensation table? If so, why are the agreements with those executives not filed and listed in the exhibit index? See Item 601(b)(10)(iii)(A) of Regulation S-K. Revise or advise.

Signatures

45. Vertex's controller or principal accounting officer also must sign the 10-K. Further, any person who occupies more than one of the specified positions, for example, principal financial officer and controller or principal accounting officer, must indicate each capacity in which he signs the 10-K. See subparagraphs (2)(a) and (2)(b) of General Instruction D. to Form 10-K, and revise in future filings.

                                       14A

Certain Relationships and Related Transactions

46. State the value of the 29,892 shares of Vertex's common stock received by Mr. Douglas L. Davis for his ownership interest in PDI.

Executive Compensation

47. Refer to "Section 16(a) Beneficial Ownership Reporting Compliance." We assume the statement that during fiscal 2000 Vertex believes all section 16(a) filing requirements "had not" been satisfied on a timely basis for members of its board of directors and executive officers is incorrect. Advise. Alternatively, if the there were tardy filings of section 16 reports, you should indicate the number of late reports for each late filer whom you identify. Further, you must disclose the number of transactions that were required to be reported in the reports that were not filed on a timely basis.

Compensation Committee Report on Executive Compensation

48. In future filings, clarify whether the "companies deemed comparable" used by the committee in establishing the base salary guidelines for Vertex's executive officers are companies appearing in the performance graph's peer index.

Mr. Nicholas R.H. Toms
October 26, 2001
Page 10

49. Under "Compensation of the Chief Executive Officer," explain the basis for the committee's belief that the compensation paid to Messrs. Byer, Biermann, and Toms was "reasonable."

                                      10-Qs

50. Amend each 10-Q to include the information required by Item 701 of Regulation S-K. See Item 2(c) of Part II of Form 10-Q. For example, refer to the second paragraph under "Stockholders' Equity" in the June 30, 2001 10-Q, the third and fourth paragraphs under "Stockholders' Equity" in the March 31, 2001 10-Q, and the first, second, and third paragraphs under "Stockholders' Equity" in the December 30, 2001 10-Q

51. For all equity securities sold by Vertex during the period covered by each 10-Q that were not registered under the Securities Act, describe in sufficient detail the facts relied upon to make the exemption available. Where you rely upon the Securities Act's section 4(2), state specifically whether the purchasers where accredited or sophisticated. If the latter, outline the access to information given to them. See Item 701(d) of Regulation.

52. For the unregistered sales of securities in March and April 2000 for $24 million, we note that you issued options to financial advisors who participated in the transaction. Identify the financial advisors. Describe in your response letter the financial advisors' roles in the transaction. What are the financial advisors' businesses? To what extent have the financial advisors engaged in transactions for the offer and sale of securities previously? Have the financial advisors earned options or other compensation in other issuances of securities? We may have further questions.

                             10-Q for June 30, 2001

Note 8. Recent Accounting Pronouncements

53. Provides us the results of your fair value analysis performed for your adoption of SFAS 142.

                                       8-K

54. Tell us how you have considered Rule 3-05(b)(4)(i) of Regulation S-X for your acquisition of Plus Integration. Provide us the tests of significance to support your response. It appears that you should file Plus Integration's financial statements before the registration statement's effectiveness because of the purchase price's significance. Advise.

Mr. Nicholas R.H. Toms
October 26, 2001
Page 11

55. Provide pro forma financial statements specified by Article 11 of Regulation S-X.

56. Tell us how your have considered SAB Topic 2.A.2 in your determination of the acquiring company. Based on the number of shares that Vertex will issue in the acquisition, it appears that Plus Integration is the acquiring corporation.

Closing

     File amendments to the S-3, the 10-K, and the 10-Qs in response to the comments. To expedite our review, you may wish to provide us three marked courtesy copies of the amendments. Include with the amendments any supplemental information requested and a cover letter tagged as correspondence that keys the responses to the comments. If you think that compliance with any of the comments is inappropriate, provide the basis in the letter. We may have additional comments after review of the amendments, your responses to the comments, and any supplemental information.

     You may direct questions on accounting comments to Michael J. Fay, Staff Accountant, at (202) 942-1907 or Dennis N. Muse, Senior Assistant Chief Accountant, at (202) 942-1862. You may direct questions on other comments and disclosure issues to Edward M. Kelly, Senior Counsel, at (202) 942-1978. If you need further assistance, you may contact Mark P. Shuman, Special Counsel, at
(202) 942-1818 or me at (202) 942-1800.

                                                          Very truly yours,


                                                          Edward M. Kelly
                                                          for Barbara C. Jacobs
                                                          Assistant Director

cc:  Jeffrey D. Marks, Esq.
     Law Offices of Jeffrey D. Marks, P.C.
     415 Clifton Avenue
     Clifton, NJ 07012

                                Schedule 4.13(a)

None

                                Schedule 4.13(d)

Conquest and eQuest Intellectual Property--Specifications and Documentation

1.   Conquest/eQuest on-line user guide (2/25/02)